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[BAKER TILLY LETTERHEAD]                                            Exhibit 23.1

The Directors
Escalon Medical Corp.
575 East Swedesford Road
Suite 100
Wayne
PA 19087


                                                             Date: 20 June 2006

Dear Sirs

DREW SCIENTIFIC GROUP PLC ("THE GROUP")

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-44513 and 333-114332) and on Forms S-8 (File Nos. 33-54994, 33-80162, 333-31138, 333-54980, and 333-83392) of Escalon Medical
Corp. of our report dated October 5 2004, relating to the consolidated financial statements of Drew Scientific Plc for the year ended March 31 2004, included in this Form 8-K/A of Escalon Medical Corp.

Yours faithfully

/s/ Baker Tilly

Chartered Accountants
Registered Auditor